EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 28, 2001 included in VCA Antech, Inc.'s Form S-1 Registration Statement for the year ended December 31, 2000 and to all references to our Firm included in this Form S-8 Registration Statement.


/S/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP

Los Angeles, California
January 29, 2002